UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2019
Cousins Properties Incorporated
(Exact name of registrant as specified in its charter)
Georgia 001-11312 58-0869052
(State or other jurisdiction of incorporation) (Commission File Number) (IRS Employer Identification Number)

3344 Peachtree Road NE, Suite 1800, Atlanta, Georgia 30326-4802
(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 407-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value per share	CUZ	New York Stock Exchange	("NYSE")

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the securities Act of 1933 (§230.405 of this chapter) or Rule 12b-12 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers.
Cousins Properties Incorporated announced today that, on December 6, 2019, John D. Harris, Jr. formally notified the Company of his decision to retire from his role as Senior Vice President and Chief Accounting Officer, effective March 2020. Mr. Harris has served in this role since joining the Company in February 2005. There were no disagreements between the Company and Mr. Harris on any matters relating to the Company’s operations, policies, or practices.
Jeffrey D. Symes will join the Company on February 3, 2020 as Senior Vice President and will succeed Mr. Harris as Chief Accounting Officer, effective March 2020. Mr. Symes, 54, currently serves as Senior Vice President and Chief Accounting Officer at Learfield/IMG College, a position he has held since April 2018. From April 2002 through August 2017, Mr. Symes served in multiple roles at FelCor Lodging Trust Incorporated, including Senior Vice President, Chief Accounting Officer, and Treasurer. Following the acquisition of Felcor by RLJ Lodging Trust, from August 2017 through March 2018, Mr. Symes served as an Integration Team Lead for the post-acquisition RLJ Lodging Trust. Prior to FelCor, Mr. Symes was employed by KPMG LLP for 14 years. Mr. Symes will receive a compensation package consisting of a base salary and annual and long-term incentive compensation opportunities, and will participate in employee benefit plans and programs which are made available to similarly situated officers of the Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2019

COUSINS PROPERTIES INCORPORATED

By:	/s/ Pamela F. Roper
Pamela F. Roper
Executive Vice President, General Counsel and Corporate Secretary